Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Furon Company Economic Value Added (EVA) Incentive Compensation Plan of Furon Company of our report dated March 16, 1998, with respect to the consolidated financial statements and schedule of Furon Company included in its Annual Report (Form 10-K) for the year ended January 31, 1998, filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP
                                    Ernst & Young LLP

Orange County, California
September 9, 1998